Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RPM Dental, Inc.

We hereby consent to this inclusion in this Registration Statement on Form S-1, Amendment No. 4, of our report dated April 18, 2011, of RPM Dental, Inc. relating to the financial statements as of December 31, 2009, December 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

April 18, 2011